Exhibit 6.69.2

dotloop signature verification: dtlp.us/a6bJ-6Mo7-iG7x
Authentisign ID: 67FA35B2-549A-F011-B483-000D3A4FF5B1

COUNTER OFFER # 2

This is a Counter Offer from ☐ **Seller to Buyer OR** ☑ **Buyer to Seller**

Seller Name: Jamie Dunning **Seller Name:** Susan Dunning

Buyer Name: Arrived Fund Manager, LLC And/Or Assigns **Buyer Name:** ____________

The undersigned agree to and accept the Purchase and Sale Agreement with an offer date of September 24, 2025 **for the purchase of real property commonly known as:**

1067 Evan Ct, Talbott, TN 37877

Address, City, State, Zip

With the following exceptions:

Purchase price to be $360,000.00.
- Closing Date to be December 3rd.
- Commission paid by seller's to buyer's agent to be 2.5%.
- Seller to pay seller's closing costs & Buyer to pay buyer's closing costs.
-Lines 8 & 9 of contract to be in reference to Jefferson County Register of Deeds office:
Deed book 1754, Page 704, PIN 008I J 010.00.

ALL OTHER TERMS AND CONDITIONS OF THE ORIGINAL ATTACHED PURCHASE AND SALE AGREEMENT ARE ACCEPTABLE TO THE UNDERSIGNED. ALL TERMS AND CONDITIONS PROPOSED IN PREVIOUS COUNTER OFFERS, IF ANY, ARE NOT INCLUDED IN THIS COUNTER OFFER UNLESS RESTATED HEREIN.

This Counter Offer form will not be a part of the Purchase and Sale Agreement and be binding until accepted and signed by all parties.

Until notice of acceptance is delivered the subject Property is still on the market for sale, and this offer may be revoked at any time with notice, and the Property may be sold to any other party.

Time Limit of Offer: This Offer may be withdrawn at any time before acceptance with notice. Offer terminates if not accepted by 8 o'clock ☐ am/ ☑ pm, local time, on the 25 day of September, 2025.

Jeff Talbert on behalf of Arrived Fund Manager, LLC And/Or Assigns dotloop verified 09/25/25 12:02 PM PDT 8AGD-ZJQH-QOS4-L7PC

Seller/Buyer *(Party making counter offer)* *DATE* **Seller/Buyer *(Party making counter offer)* *DATE***

The undersigned has received and
- ● **ACCEPTED** this offer
- ☐ **REJECTED** this offer
- ☐ **COUNTERED** this offer with Counter Offer #________

At ______ o'clock ☐ am/ ☐ pm; this ______ day of ____________, __________.

Authentisign *Jamie Dunning* 09/25/25 5:24 PM Authentisign *Susan Dunning* 09/25/25 6:00 PM

Seller/Buyer *(Responding Party)* **Seller/Buyer *(Responding Party)***

Acknowledgement of Receipt. ____________________ hereby acknowledges receipt of the final accepted offer on ____________ at __________ o'clock ☐ am/ ☐ pm, and this shall be referred to as the Binding Agreement Date for purposes of establishing performance deadlines as set forth in the Agreement.

NOTE: This form is provided by Tennessee REALTORS® to its members for their use in real estate transactions and is to be used as is. By downloading and/or using this form, you agree and covenant not to alter, amend, or edit said form or its contents except as where provided in the blank fields, and agree and acknowledge that any such alteration, amendment or edit of said form is done at your own risk. Use of the Tennessee REALTORS® logo in conjunction with any form other than standardized forms created by Tennessee REALTORS® is strictly prohibited. This form is subject to periodic revision and it is the responsibility of the member to use the most recent available form.

This form is copyrighted and may only be used in real estate transactions in which Susanne Flynn is involved as a Tennessee REALTORS® authorized user. Unauthorized use of the form may result in legal sanctions being brought against the user and should be reported to Tennessee REALTORS® at [redacted]

dotloop signature verification: dtlp.us/y0NZ-2e7t-o1EG
Authentisign ID: CDFFCB42-139A-F011-B483-000D3A4FF5B1

COUNTER OFFER # 1

This is a Counter Offer from ☒ **Seller to Buyer OR** ☐ **Buyer to Seller**

Seller Name: Jamie Dunning **Seller Name:** Susan Dunning

Buyer Name: Arrived Fund Manager, LLC and/or Assigns **Buyer Name:** ____________

The undersigned agree to and accept the Purchase and Sale Agreement with an offer date of 9/24/2025 **for the purchase of real property commonly known as:**

1067 Evan Court Talbott TN 37877

Address, City, State, Zip

With the following exceptions:

- Purchase price to be $362,600.
- Closing Date to be December 3rd.
- Commission paid by seller's to buyer's agent to be 2.5%.
- Seller to pay seller's closing costs & Buyer to pay buyer's closing costs.

-Lines 8 & 9 of contract to be in reference to Jefferson County Register of Deeds office: Deed book 1754, Page 704, PIN 008I J 010.00.

ALL OTHER TERMS AND CONDITIONS OF THE ORIGINAL ATTACHED PURCHASE AND SALE AGREEMENT ARE ACCEPTABLE TO THE UNDERSIGNED. ALL TERMS AND CONDITIONS PROPOSED IN PREVIOUS COUNTER OFFERS, IF ANY, ARE NOT INCLUDED IN THIS COUNTER OFFER UNLESS RESTATED HEREIN.

This Counter Offer form will not be a part of the Purchase and Sale Agreement and be binding until accepted and signed by all parties.

Until notice of acceptance is delivered the subject Property is still on the market for sale, and this offer may be revoked at any time with notice, and the Property may be sold to any other party.

Time Limit of Offer: This Offer may be withdrawn at any time before acceptance with notice. Offer terminates if not accepted by 12 o'clock ☐ am/ ☒ pm, local time, on the 26th day of September, 2025.

AuthentiSIGN Jamie Dunning 09/25/25 11:14 AM	AuthentiSIGN Susan Dunning 09/25/25 12:02 PM
Seller/Buyer ***(Party making counter offer) DATE***	**Seller/Buyer** ***(Party making counter offer) DATE***

The undersigned has received and

- ☐ **ACCEPTED** this offer
- ☐ **REJECTED** this offer
- ☑ **COUNTERED** this offer with Counter Offer # 2

At ________ o'clock ☐ am/ ☐ pm; this ______ day of __________________, ___________.

Jeff Talbert on behalf of Arrived Fund Manager, LLC And/Or Assigns — dotloop verified 09/25/25 12:02 PM PDT LLXW-4RD0-EAHS-QHZB	____________________
Seller/Buyer ***(Responding Party)***	**Seller/Buyer** ***(Responding Party)***

Acknowledgement of Receipt. ________________________ hereby acknowledges receipt of the final accepted offer on ____________ at ________ o'clock ☐ am/ ☐ pm, and this shall be referred to as the Binding Agreement Date for purposes of establishing performance deadlines as set forth in the Agreement.

NOTE: This form is provided by Tennessee REALTORS® to its members for their use in real estate transactions and is to be used as is. By downloading and/or using this form, you agree and covenant not to alter, amend, or edit said form or its contents except as where provided in the blank fields, and agree and acknowledge that any such alteration, amendment or edit of said form is done at your own risk. Use of the Tennessee REALTORS® logo in conjunction with any form other than standardized forms created by Tennessee REALTORS® is strictly prohibited. This form is subject to periodic revision and it is the responsibility of the member to use the most recent available form.

This form is copyrighted and may only be used in real estate transactions in which Mackenna Loy is involved as a Tennessee REALTORS® authorized user. Unauthorized use of the form may result in legal sanctions being brought against the user and should be reported to Tennessee REALTORS® at [redacted]

TENNESSEE REALTORS **Copyright 2010 © Tennessee Association of Realtors®**